SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam California Intermediate Tax Exempt Fund-- Class
A Shares
Fiscal period ending: September 30, 1995
Inception date (if less than 10 years of performance):  June 1,
1994


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $            $1,000

ERV =  Ending Redeemable Value   $1,018    $            $1,016

T   =  Average Annual
       Total Return              1.76%     %            1.21%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $27,058

Expenses                         $2,440

Reimbursement                    $3,405

Average shares                   778,760

NAV                              $8.34

Sales Charge                     3.25%

POP                              $8.62

Yield at POP                     4.44%

TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
                ---------------          =   TAX EQUIVALENT YIELD
        1-(Highest Individual Tax Rate)


  4.44%               4.44%
 ------       =      ------              =    8.26%
1-46.24%             .5376%

       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam California Intermediate Tax Exempt Fund--
Class B Shares
Fiscal period ending: September 30, 1995
Inception date (if less than 10 years of performance): June 1,
1994


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $         $1,000

ERV =  Ending Redeemable Value   $1,017      $         $1,013

T   =  Average Annual
       Total Return              1.67%       %         0.96%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $16,517

Expenses                         $3,598

Reimbursement                    $2,052

Average shares                   475,395

NAV                              $8.34

Maximum Contingent Deferred
    Sales Charge                 3.0%

Yield at NAV                     3.94%

TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
                ---------------          =   TAX EQUIVALENT YIELD
        1-(Highest Individual Tax Rate)


  3.94%               3.94%
 ------       =      ------              =    7.33%
1-46.24%             .5376%